UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

MSCI Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center,	250 Greenwich Street, 49th Floor,	New York,	New York	10007
(Address of Principal Executive Offices) (Zip Code)
(212) 804-3900
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed June Yang to serve as an independent director on the Board, effective December 17, 2024. Following the appointment of Ms. Yang, the Board will be comprised of thirteen directors.

Ms. Yang will serve on the Board until the next annual meeting of shareholders of the Company, or until her successor is elected and qualified or until the earlier of her death, resignation or removal. In connection with her appointment, the Board determined that Ms. Yang is independent under the Company’s Corporate Governance Policies and within the meaning of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) standards of independence for directors.

Under the non-employee director compensation program described in the Company’s annual proxy statement filed with the SEC on March 13, 2024, in connection with her service on the Board, Ms. Yang is entitled to receive an annual retainer (payable in cash or stock at her election) of $90,000 and an annual equity award in the form of restricted stock units (“RSUs”) under the MSCI Inc. 2016 Non-Employee Directors Compensation Plan having an aggregate fair market value of $210,000, with the number of shares of common stock underlying such awards determined based on the closing price of the Company’s common stock as reported by the NYSE on the date prior to grant. The annual retainers and initial award of RSUs will be prorated from the start of Ms. Yang’s service on the Board. The initial RSU award is scheduled to vest on May 1, 2025.

Ms. Yang previously served as Vice President, Cloud AI and Industry Solutions at Google Cloud Inc. from October 2021 to December 2023, where she was responsible for the portfolio of Google Cloud AI products and solutions. Previously at Google Cloud, she served as Vice President and General Manager, Google Compute, AI Infrastructure and Block Storage from October 2019 to October 2021. Prior to joining Google Cloud, Ms. Yang held various engineering and product management positions at VMware, Inc., including Vice President, Engineering and Product Management of VMware Cloud on Dell EMC and Vice President, Product Management of vSphere, Edge Computing and Analytics Cloud. Ms. Yang has served as a director of NetApp, Inc. since September 2024 and a director of UiPath, Inc. since February 2024. Ms. Yang previously served as a director at SRS Distribution from Nov 2022 until its acquisition in July 2024. Ms. Yang holds a Bachelor of Science degree in Chemical Engineering from the California Institute of Technology, a Master of Science degree in Chemical Engineering from the University of California, Berkeley and a Master of Science degree in Management from the Stanford University Graduate School of Business.

There are no family relationships between Ms. Yang and any officer or other director of the Company. There is no arrangement or understanding between Ms. Yang and any other person pursuant to which she was selected as a director. In addition, Ms. Yang has never been employed at the Company or any of its subsidiaries.

Item 7.01 Regulation FD Disclosure.

The press release announcing the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated December 17, 2024, titled “June Yang Appointed to MSCI Inc. Board of Directors”
Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: December 17, 2024	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer